EXHIBIT  8(a)(1)




                               CUSTODIAN AGREEMENT

     This Agreement between AARP Growth Trust (the "Fund") a Massachusetts business trust created under a Declaration of Trust dated June 8, 1984 as the same may be amended from time to time (the Declaration of Trust"), and State Street Bank and Trust Company (the "Custodian"),

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

I. Employment of Custodian and Property to be Held
   by It; Application of Contract
   -----------------------------------------------

     The Fund hereby employs the Custodian as the Custodian of its assets, including the assets of the two initial series and of any additional series which may be created ("Series") of shares of beneficial interest of the Fund, ("Shares"), pursuant to the provisions of the Declaration of Trust and the By-Laws of the Fund. If the context requires and unless otherwise specifically provided herein, the term "Fund" as used in this Agreement shall mean in addition each separate Series and the term "Shares" shall mean all Shares of beneficial interest in all Series of the Fund.

     The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,
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                                       -2-

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

     The Custodian may from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. Any sub-custodian so employed shall satisfy the same eligibility requirements as are imposed by the Trust's Declaration of Trust and/or By-Laws upon the Custodian.

     The Fund may from time to time employ a special custodian in connection with certain repurchase agreements that may be entered into by the Fund, with the terms of employment to be governed by a special custodian agreement between the Fund and the special custodian. However, the Fund agrees not to employ any such special custodian until the Fund and the Custodian have entered into a master repurchase agreement or other agreement which sets forth the terms governing the relationship, including the method of transfer of securities and cash, between the custodian and such special custodian.

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                                       -3-

     State Street acknowledges that additional Series may be established and that Series may be terminated, from time to time by action of the Trustees of the Fund.

II.  Duties of the Custodian with Respect to Property of
     the Fund Held by the Custodian
     ---------------------------------------------------

          A. Holding Securities. The Custodian shall hold and physically segregate in a separate account for the Fund all non-cash property of the Fund, including all securities owned by the Fund, except that securities which are maintained pursuant to Section L of Article II hereof in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities as Systems," shall be identified as belonging to the Fund.

          The Custodian shall maintain records of all receipts, deliveries, and locations of such securities, together with a current inventory thereof and shall conduct periodic physical inspections of certificates representing bonds and other securities held by it under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. In addition, an annual physical count of vaulted securities, will be conducted by the Custodian's personnel who are independent of its Custody Department. A complete reconcilement of all items will be performed, including all out-of-vault items. With respect to securities held by any agent appointed pursuant to Section K of Article II hereof,
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                                       -4-

the Custodian may rely upon certificates from such agent as to the holdings of such agent, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Agreement. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

          B. Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities Systems account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

          2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

          3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section L of Article II hereof

          4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

          5) To the issuer thereof or its agent when such securities are called, redeemed, retired

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                                      -5-



               or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section K of Article II hereof or into the name or nominee name of any sub-custodian appointed pursuant to Article I hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

          7) To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures, as the Fund from time to time shall approve, to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

          8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities


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                                       -6-

               of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          9) In the case of warrants, rights or similar securities, for the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian may deliver securities prior to the credit of such collateral,
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                                       -7-


               provided that the Custodian shall promptly notify the Fund if such collateral is not credited;

          11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

          12) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent"), for delivery to the Transfer Agent or to holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and registration statement, in satisfaction of requests by holders of Shares for repurchase or redemption; and

          13) For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming

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                                       -8-

               the person or persons to whom delivery of such securities shall be made.

          C. Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section K of Article II hereof or in the name or nominee name of any sub-custodian or special custodian appointed pursuant to Article I hereof. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street" or other good delivery form.

          D. Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended ("Investment Company Act"). Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in


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                                      -9-


in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act, and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

          E. Payment of Shares. The Custodian shall receive from the distributor of the Fund's Shares or from the Transfer Agent and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

          F. Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties,

          1) invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund; and

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                                      -10-

          2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

          G.   Collections. The Custodian shall:

          1) collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business;

          2) collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the Issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account; and

          3) endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments timely on the same day as received.

          Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and

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                                      -11-

when they become due and shall collect interest when due on securities held hereunder.

          The Custodian shall notify the Fund as soon as reasonably practicable whenever income on securities held by it for the Fund is not received in due course. The Custodian shall not be obligated to take legal action to enforce collection unless and until it is authorized by the Fund to do so and is indemnified therefor to its satisfaction.

          Income due the Fund on securities loaned pursuant to the provisions of Section B(10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith except as set forth in the preceding paragraph, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

          H. Payment of Fund Moneys. Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

          1) Upon the purchase of securities for the account of the Fund but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act or is permitted by a rule under

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                                      -12-

               such Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) or sub-custodian or special custodian registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section C of
               Article II hereof or in proper form for transfer; (b) In the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section L of Article II hereof or (c)) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's, sub-custodian's or special custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Fund;

          2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section B of Article II hereof;
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                                      -13-

          3) For the redemption or repurchase of Shares issued by the Fund as Set forth in Section, j of Article II hereof;

          4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent, dividend disbursing agent, plan agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

          5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

          6) For any other proper purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.


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                                      -14-

          I. Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that, in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank for the purchase of securities pursuant to such repurchase agreement prior to the receipt on behalf of the Fund of any securities or other property or of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

          J. Payments for Repurchases or Redemptions of Shares of the Fund.
From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchases of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire custodian funds to or through a commercial bank or other participant in the Federal Reserve System designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

          K. Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act to act as a custodian, as its agent to carry out such of the provisions of this Article II as the Custodian may from time to time direct; provided, however, that the appointment of any agent or shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

          L. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities

Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

          1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

          2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund.

          3) The Custodian shall pay for securities purchases for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and
               (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the of Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day.

          4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

          5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article IX hereof.

          6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such Loss or damage.

          M. Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

          N. Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

          0. Communications Relating to Fund Portfolio Securities. The
Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities has whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

          P. Proper Instructions. "Proper instructions" as used throughout this
Article II means a writing signed or initialled by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific statement or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions Will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization. by the Trustees of the Fund accompanied by a detailed description of procedures approved by the Trustees, "proper instructions" may include communications effected directly between electro-mechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

          Q. Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authorization from the Fund:

          1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payment shall be accounted for to the Fund;

          2) surrender securities in temporary form for securities in definitive form;

          3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

          4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

          R. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

III. Duties of Custodian with Respect to Books of Account
     and Calculation of Net Asset Value and Net Income
     ----------------------------------------------------

          The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the

Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. The Custodian shall also upon request calculate the net income of the Fund for such periods as requested by the Fund and shall notify the Transfer Agent of the amounts of such income. The Custodian shall also, if instructed in writing by an officer of the Fund to do so, advise the Transfer Agent, for such periods as specified by the Fund, of the division of such net income among its various components. The calculations of the net asset value per share and the income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus and registration statement.


IV. Records
    -------

          The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations the Fund under the Investment Company Act, with particular attention to Section 31 thereof and Rules 31a-1 and 3la-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

V. Opinion of Fund's Independent Accountant
   ----------------------------------------

          The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-lA, and Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.


VI. Reports to Fund by Independent Public Accountants
    -------------------------------------------------

          The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state.


VII. Compensation of Custodian
     -------------------------

          The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.


VIII. Responsibility of Custodian
      ---------------------------

          So long and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to any redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

          In order that the indemnification provision contained in this Article VIII shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or save the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim; and the Custodian shall in such situation seek indemnification under this Article VIII. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

          If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assignee to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

          If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

IX. Effective Period, Termination and Amendment
    -------------------------------------------

          This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section L of Article II hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal, state or other jurisdictional regulations, or any provision of the Declaration of Trust or the Fund's By-Laws, and further provided, that the Fund may at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or Commissioner of Banks for the Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

upon termination of the Agreement, the Fund Shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.


X. Successor Custodian.
   -------------------

          If a successor custodian shall be appointed by the Trustees of the Fund, the Custodian shall, upon termination deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder.

          If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.

          In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

          In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

XI. Interpretive and Additional Provisions.
    --------------------------------------

          In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with' the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal, state or other jurisdictional regulations or any provision of the Declaration of Trust or the By-Laws of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

XII. Trustees.
     --------

          All references to actions of or by Trustees herein shall require action by such Trustees acting as a board or formally constituted group and not individually.

XIII. Massachusetts Law to Apply.
      --------------------------
          This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

          The name "AARP Money Market Trust" is the designation of the Trustees for the time being under the Declaration of Trust as amended and restated February 8, 1985 and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents, employees or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the Fund's affairs.

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 18th day of February, 1985.

SEAL
ATTEST                             AARP MONEY MARKET TRUST

/s/Thomas F. McDonough             /s/David S. Lee
----------------------             -----------------------------
Assistant Secretary                Executive Vice President

SEAL
ATTEST                             STATE STREET BANK AND TRUST COMPANY

/s/K.M. Kubert                     /s/E.D. Hawkes, Jr.
----------------------             -----------------------------
Assistant Secretary                Executive Vice President